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                                                                     EXHIBIT 5.1


                               September 7, 2000



Informatica Corporation
3350 West Bayshore Road
Palo Alto, CA 94303

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 of Informatica Corporation, a Delaware corporation (the "Company"), to be filed with the Securities and Exchange Commission (the "Registration Statement") on September 7, 2000, relating to the registration under the Securities Act of 1933, as amended, of up to 2,875,000 shares of the Company's common stock, $.001 par value (the "Stock"), of which 2,000,000 are authorized but unissued stock to be offered and sold by the Company, 500,000 are presently issued and outstanding and will be sold by certain selling stockholders (the "Selling Stockholders") and 375,000 are shares that may be sold by the Company (in which event they would be authorized but unissued stock) pursuant to the possible exercise of the underwriters' over-allotment option. The Stock is to be sold to the underwriters named in the Registration Statement for resale to the public.

        As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale of the Stock.

        We are of the opinion that the up to 500,000 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and non-assessable, and that the up to 2,375,000 shares of Stock (including the possible 375,000 shares that might be sold pursuant to the possible exercise of the underwriters' overallotment option) to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

                                Very truly yours,

                                /s/ MORRISON & FOERSTER LLP